CENTRAL NATURAL RESOURCES, INC.

                                BYLAWS
                        (AS OF APRIL 22, 2003)


                               OFFICES

    1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is The Corporation
Trust Company.

    2. The Corporation may also have an office in the City of Kansas City, State of Missouri, and also offices in such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

	                           SEAL

    3. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

	                     STOCKHOLDERS' MEETINGS

    4. Meetings of the stockholders may be held at the office of the Corporation in Kansas City, Missouri, or at such other place as may be stated in the call or notice of the meeting.

    5. An annual meeting of stockholders shall be held on the third Wednesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next day following, at 9:00 o'clock A. M., when they shall elect by a plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

    6. At least one-third (1/3) of the shares issued and outstanding, and entitled to vote at any meeting, the holders of which are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.
If, however, such number of shares shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

    7. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation; provided, that no share of stock shall be voted on at any meeting which shall have been transferred on the books of the Corporation within 30 days next preceding the day on which such meeting shall be held.

    8. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the Corporation, not less than ten nor more than 60 days prior to the meeting.

    9. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder for any purpose germane to the meeting.

    10. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.
Such request shall state the purpose or purposes of the proposed meeting.

    11. Business transacted at all special meetings shall be confined to the objects stated in the call.

    12. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, not less than ten nor more than 60 days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation.

	                        DIRECTORS

    13. The property and business of this Corporation shall be managed and controlled by its Board of Directors, six in number. Directors need not be stockholders. They shall be elected at the annual meeting of the stockholders, and each Director shall be elected to serve until his successor shall be elected and shall qualify, all as provided in the Certificate of Incorporation.

    14. The Directors may hold their meetings and have one or more offices outside of Delaware, in the City of Kansas City, Missouri, or at such other places as they may from time to time determine.

    15. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

	                 RIGHT TO INDEMNIFICATION

    16.(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expense incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this Section or otherwise.

    (b) If a claim under paragraph (a) is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or it stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General
Corporation Law, or an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

    (c)  The rights conferred on any person by paragraphs
(a) and (b) shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

    (d) The Corporation may maintain insurance, at its expense, to protect itself and any such Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                    COMMITTEES OF DIRECTORS

    17. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

    18. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                    COMPENSATION OF DIRECTORS

    19. Directors shall each receive a stated salary for their services to be determined by resolution of the Board and in addition thereto, by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

    20. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                     MEETINGS OF THE BOARD

    21. The newly elected Board may meet at such place and time either within or without the State of Delaware as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting; provided, a quorum shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors.

    22. Regular meetings of the Board may be held without notice at such time and place either within or without the state of Delaware as shall from time to time be determined by the Board.

    23. Special meetings of the Board may be called by the President on three days notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

    24. At all meetings of the Board, three of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

                           OFFICERS

    25. The officers of the Corporation shall be chosen by the Directors and shall be a Chairman of the Board, President, Cheif Executive Officer, Vice President, Secretary and Treasurer, and Chief Financial Officer.The Board of Directors may also choose additional Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

    26. The Board of Directors, at its first meeting after each annual meeting of stockholders shall elect the officers designated in Section 25 above, who need not be members of the Board.

    27. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

    28. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

    29. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                          THE PRESIDENT

    30. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and Directors; he shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

    31. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation.

    32. He shall be ex officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

                        VICE PRESIDENTS

    33. The Vice Presidents in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

              THE SECRETARY AND ASSISTANT SECRETARIES

    34. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.
He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

    35. The Assistant Secretaries may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

               THE TREASURER AND ASSISTANT TREASURER

    36. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of the receipts and disbursements in books belonging to the Corporation and shall deposit all monies, and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

    37. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

    38. He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

    39. The Assistant Treasurers may, in the absence or disability of the Treasurer, perform the duties and exercise the owners of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

                DUTIES OF OFFICERS MAY BE DELEGATED

    40. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties of any of them, of such officer to any other officer, or to any Director.

	                     CERTIFICATES OF STOCK

    41. The certificates of stock of the Corporation shall be numbered and recorded as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. The designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock.


                      TRANSFERS OF STOCK

    42. Transfers of stock shall be made on the records of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                   CLOSING OF TRANSFER BOOKS

    43. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding 60 days preceding the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to receive payment of such dividends or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                    REGISTERED STOCKHOLDERS

    44. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                      LOST CERTIFICATE

    45. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representative, to give the Corporation a bond, in such sum as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

                         CHECKS

    46. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                       FISCAL YEAR

    47. The fiscal year shall begin the 1st day of January in each year.

                        DIVIDENDS

    48. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

    49. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may abolish any such reserve in the manner in which it was created.

                  DIRECTORS' ANNUAL STATEMENT

    50. The Board of Directors may present at each annual meeting a full and clear statement of the business and condition of the Corporation.

                          NOTICES

    51. Whenever under the provisions of these Bylaws notice is required to be given to any Director, officer or stockholder, it shall not be construed to mean personal notice, but such notices may be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such stockholder, officer or Director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

    52. Any stockholder, Director, or officer may waive any notice required to be given under these Bylaws.

                       AMENDMENTS

    53. These Bylaws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, if notice of the proposed alteration or amendment be contained in the notice of the meeting.


                          	AS AMENDED APRIL 22, 2003